As filed with the Securities Exchange Commission on August 4, 2025

Registration No. 333-288405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTERACTIVE STRENGTH INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1432916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1005 Congress Avenue, Suite 925

Austin, TX 78701

(512) 885-0035

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trent A. Ward

Chief Executive Officer

Interactive Strength Inc.

1005 Congress Avenue, Suite 925

Austin, TX 78701

(512) 885-0035

(Address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 (732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. :

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 4, 2025.

PROSPECTUS

INTERACTIVE STRENGTH INC.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 15 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Unless otherwise indicated, all share numbers and per share totals have been adjusted to reflect the two reverse stock splits effected in 2024 and the 1 for 10 reverse stock split effected on June 27, 2025.

The aggregate market value of our outstanding common stock held by non-affiliates is $14.2 million based on 1,519,418 shares of outstanding common stock, of which 47 are held by affiliates, and a per share price of $9.349 based on the closing sale price of our common stock on June 3, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold securities with a value of $10,026,452 General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TRNR”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Interactive Strength,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Interactive Strength, Inc. and its wholly owned operating subsidiaries, Interactive Strength Limited (UK), Interactive Strength, Inc. (Taiwan), and Interactive Strength Treasury LLC unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://interactivestrength.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

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Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the SEC on March 31, 2025 and April 30, 2025;
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Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 19, 2025
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Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 21, 2025, January 29, 2025, February 3, 2025, February 4, 2025, February 5, 2025, February 14, 2025, March 3, 2025, March 7, 2025, March 7, 2025, March 11, 2025, April 4, 2025, April 11, 2025, April 18, 2025, April 23, 2025, May 2, 2025, May 27, 2025, May 29, 2025, June 5, 2025, June 10, 2025, June 11, 2025, June 12, 2025, June 20, 2025, July 2, 2025, July 8, 2025, July 11, 2025 and July 25, 2025 (in each case, except for information contained therein which is furnished rather than filed); and
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The description of our common stock, par value $0.0001 per share (the “Common Stock”) contained in our registration statement on Form 8-A12B filed with the SEC on February 2, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

1005 Congress Avenue, Suite 925

Austin, TX 78701

Telephone: (512) 885-0035

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Business Overview

Interactive Strength Inc. is the parent company of three leading brands serving the commercial and at-home markets with specialty fitness equipment and virtual training: CLMBR, FORME and Wattbike. CLMBR manufactures vertical climbing equipment and provides a unique digital and on-demand training platform. FORME is a hardware manufacturer and digital fitness service provider that combines award-winning smart gyms with live 1:1 personal training (from real humans) to deliver an immersive experience. Wattbike is a UK-based indoor-performance bike business. The combination of technology with expert training leads to better outcomes for both consumers and trainers alike. CLMBR, FORME and Wattbike offer unique fitness solutions for both the commercial and at-home markets.

Our revenue is primarily generated from the sale of our connected fitness hardware products and associated recurring membership revenue. As we launched our first connected fitness hardware product in July 2021, we began generating revenue from sales of our products starting in the second half of 2021.

During the years ended December 31, 2024 and 2023, we generated total revenue of $5.4 million and $1.0 million, respectively, and incurred net losses of $(34.9) million and $(51.4) million, respectively. As we generated recurring net losses and negative operating cash flow during the research and development stage of the FORME Studio and FORME Studio Lift products, we have funded our operations primarily with gross proceeds from the sales of our redeemable convertible preferred stock, the sale of our SAFE notes, the issuance of convertible notes, the issuance of promissory notes, and the issuance of common stock.

Business Model and Growth Strategy

Acquire complementary businesses that generate attractive synergies

We acquired CLMBR, Inc. (“CLMBR”) in February 2024 and Wattbike (Holdings) Limited (“Wattbike”), a UK-based indoor-performance bike business, on July 1, 2025 and we believe that there are other compelling businesses to be acquired. We expect that we will be able to acquire revenue-generating businesses, which would generate higher earnings and cashflow through synergies with our existing business. Our team has significant experience in M&A and we are one of the few companies in our industry with a public currency, which we believe makes us an attractive acquiror.

Leverage well established equipment distributors to scale in commercial channels

We have high value partnerships with distributors, including Woodway, to sell CLMBR, FORME and Wattbike products into a variety of commercial environments. These relationships allow us to leverage the sales knowledge, relationships and specialization of third parties to accelerate our sales initiatives. Importantly, this construct allows us to make the vast majority of our sales related expenses variable, as we typically pay commissions only when units are sold.

Expand into new geographies

We intend to expand the international reach of our product and service offerings. We are currently working with Sportstech Brands Holding GmbH, a direct-to-consumer fitness brand in Germany and across Europe, towards a possible acquisition or a partnership. We plan to continue to pursue disciplined international expansion by targeting countries with high fitness penetration and spend, as well as the presence of boutique fitness, and where we believe both CLMBR, FORME and Wattbike’s value propositions will resonate

Increase uptake of add-on services through compelling member experience

We intend to increase uptake of our add-on memberships and services by providing a compelling member experience focused on introducing our members to the variety of services available on our platform and specifically, the value-added benefits of our coaching and personal training offering. We believe our ability to provide service offerings at a number of price points will serve as a valuable lever for growth by increasing overall service revenues over time.

Reduce the cost of personal training and expand addressable market without sacrificing quality

We intend to continue to explore ways to leverage our products, technology, and proprietary trainer education platform to bring the cost of coaching down incrementally, while maintaining an unwavering focus on the quality of the coaching experience we deliver to our members. This strategy is key to our medium- to long-term objectives, as we believe we can expand the addressable market for coaching services by reducing the per session cost and increasing accessibility of expert coaching services through our hardware and mobile experiences.

Build out partnership ecosystem

We intend to continue to build our strategic partner ecosystem with a focus on relationships that enable us to extend our platform to new audiences. We are pursuing opportunities in a number of attractive verticals, including sports, physical therapy and rehabilitation, and telemedicine. We are continuously identifying and evaluating opportunities to apply our coaching know-how in new and innovative ways to expand our reach and impact.

Expand corporate wellness

We intend to expand our recently launched corporate wellness initiative. Historically, corporate wellness programs were generally one-size-fits-all solutions for employees, such as corporate gyms. The rise of the hybrid workforce has made robust corporate wellness both an imperative and a challenge for many companies. We believe our comprehensive product portfolio makes us a better fit for modern corporate wellness programs than many existing alternatives. Our solution enables corporations to provide all of their employees with a coaching platform regardless of whether they work from home, in the office, or both. Our multi-pronged service offering also provides a new level of customization that can be adapted to employees at virtually all levels of tenure.

Digital Asset Treasury Strategy

On June 10, 2025, the Company and its wholly owned subsidiary (Interactive Strength Treasury LLC) sold, for $50 million, senior secured convertible exchangeable notes in the aggregate principal amount of $55,555,555, which is both (a) convertible into shares of the Company’s common stock, par value $0.0001 per share and (b) exchangeable into the utility tokens and key medium of exchange on the Fetch.ai network (“FET”).

The Company used approximately $47.25 million to purchase FET tokens for the benefit of Interactive Strength Treasury LLC.

In addition, each investor in the June 2025 convertible note transaction has the right to require the Company and the wholly owned subsidiary to issue additional senior secured convertible exchangeable notes, up to an aggregate principal amount of an additional $444,444,445.

Asset appreciation of the FET tokens could be a future source of Company revenue.

FET Use Case

FET(ASI) extends its utility by integrating with key AI and blockchain projects. These integrations create engaging token demand, whether for paying upgrades, taxing marketplace transactions, or accessing premium features. By embedding these utilities directly into the ecosystem’s core functionalities, the integrations not only enhance usability but also ensure consistent token demand, contributing to a sustainable economic model.

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Fetch.ai: Powers agent-based interactions, enabling efficient registration, discovery, and communication between autonomous AI agents. This ensures seamless operation within agent-based economies.
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Ocean Protocol: Supports data farming by enabling FET (ASI) staking to incentivize decentralized data pool creation. These pools facilitate data monetization and simplify AI model access to valuable datasets, creating a sustainable demand for tokens as they are utilized for staking, access, and transaction purposes.
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SingularityNET Marketplace: Facilitates access to decentralized AI services, allowing AI models, machines, and agents to actively participate in a thriving marketplace. This integration fosters innovation by making AI services more accessible and scalable.
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CUDOS Compute: Offers decentralized cloud computing, democratizing access to scalable computational resources. FET (ASI) staking within CUDOS reduces compute costs, making high-performance AI development more accessible to developers and enterprises.

As new tools for AI creation, training, and deployment are rolled out, the FET (ASI) token will serve as the backbone for transactions, payments, and access to decentralized resources. Agent-based products, AI models, and compute networks will leverage FET (ASI) for payment aggregation, data brokering, and smart contract execution—further underscoring the token’s integral role within a holistic AI and blockchain ecosystem.

FET Tokenomics

A key feature of FET (ASI) is its adaptive tokenomics, driven by the interplay of token sinks and faucets. Token sinks, such as delegating to a validator (staking) and agent registration, ensure sustained demand and value stability, while faucets, including rewards mechanisms, promote healthy circulation and ecosystem participation. This adaptive structure ensures the token’s responsiveness to the evolving needs of the ecosystem, amplifying its utility as the roadmap progresses. As the ASI Alliance executes its roadmap, the utility of FET (ASI) is poised to grow, aligning with the broader vision of advancing decentralized AI innovation and offering a unified token to work within the ASI ecosystem.

FET, now known as Artificial Superintelligence Alliance (FET) following the 2024 token merger, exhibits specific tokenomic characteristics:

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Past and Current Supply of FET: The original FET token, along with SingularityNET (“AGIX”) and Ocean Protocol (“OCEAN”) tokens, have merged into a single token under the FET ticker, now representing the ASI. Post-merger, the total supply of the unified token is set at approximately 2.719 billion tokens as of July 25, 2025. The circulating supply is approximately 2.38 billion tokens, representing approximately 87.7% of the total supply.
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Creation of New FET: While the merger has consolidated the supply, the primary mechanism for new token creation post-merger is expected to be through staking rewards, incentivizing network participation and liquidity provision for decentralized AI services.
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Burn Mechanism: The ASI has introduced an"Earn-and-Burn" mechanism designed to create a deflationary environment. A portion of the fees generated through ASI's services is burned, permanently removing tokens from circulation. Through July 30, 2025, ASI has conducted one burn of 5 million tokens with such tokens having a total value of approximately $6.5 million with future burns of up to a total of 100 million tokens having been announced.
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Amount of FET Locked Up and Unlocking Schedule: During the merger, converted tokens from AGIX and OCEAN follow a 180-day vesting schedule to discourage short-term speculation and prevent a sudden market influx. Specific details on the exact amounts currently locked up and their precise unlocking schedules beyond this initial vesting period are generally available within the public documentation of the ASI.

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Inflationary or Deflationary Mechanism: The FET tokenomics incorporate both inflationary and deflationary elements. Staking rewards contributes to inflation by introducing new tokens into circulation. Conversely, the "Earn-and-Burn" mechanism, when fully implemented, will act as a deflationary force by permanently removing tokens from the circulating supply, aiming to increase the scarcity and value of the remaining tokens over time. The overall balance between these mechanisms will determine the long-term inflationary or deflationary trend.

FET Ecosystem

The FET ecosystem is a decentralized network focused on artificial intelligence, built upon the foundation of the combined Fetch.ai, SingularityNET, and Ocean Protocol projects. The ecosystem enables the development and deployment of decentralized AI applications and autonomous agents. Key components include:

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Fetch.ai is building the foundation for a more intelligent, autonomous, and interconnected digital economy, powered by open systems, privacy-preserving design, and Web3-native architecture.
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Today, Fetch.ai has expanded from a developer-focused infrastructure company into a multi-layered AI ecosystem serving businesses, consumers, and builders alike. Through interoperable tools, real-world agent deployment, and a commitment to decentralization, Fetch.ai is reimagining how people and agents work together, unlocking the next generation of AI-native applications and services.
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At the core of the Fetch.ai ecosystem is ASI:One, the first large language model (LLM) purpose-built for agentic AI in Web3. ASI:One enables both developers and end-users to interact with intelligent agents through natural language, transforming how complex tasks are executed across a wide range of use cases, from mobility and finance to energy, commerce, and personal automation.
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ASI:One connects seamlessly with Agentverse, Fetch.ai’s modular development and deployment platform for autonomous agents. Agentverse allows developers to easily build, customize, and launch AI agents that can search, negotiate, transact, and act on behalf of users, creating new pathways for automation, productivity, and economic coordination.
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Community and Governance: The ecosystem fosters a community of developers, users, and stakers. While a governing council initially steers the vision, voting power is designed to open up to all ASI holders over time, allowing community proposals for upgrades and fund allocation.

FET Token Lifecycle

The lifecycle of the FET token can be understood through its various stages and uses:

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Creation/Issuance: Tokens are initially issued either through the merger process (converting legacy tokens) or through staking rewards.
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Acquisition: Users acquire FET through open market purchases on centralized or decentralized exchanges, or by participating in staking programs.
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Deployment/Staking: Developers deposit FET to deploy agents onto the network, enabling them to operate. Users stake FET to secure the network and earn rewards.
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Transaction/Exchange: FET is used as the medium of exchange for micro-payments between agents for data or services. It also covers network transaction fees.
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Burning: A portion of fees generated within the ecosystem is burned, permanently removing FET from circulation, contributing to its deflationary mechanism.
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Governance (Future): As governance decentralizes, FET holders will utilize their tokens to vote on proposals, allocate development funds, and influence the direction of the ecosystem.
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Liquidity: Tokens are held in liquidity pools on decentralized exchanges to facilitate trading.

Our Treasury Strategy

Our treasury strategy, managed by our wholly-owned subsidiary, Interactive Strength Treasury LLC, is designed to generate profit through a strategic allocation to digital assets, specifically the FET token. The material aspects of this strategy are as follows:

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Strategic Allocation to AI-Focused Digital Assets: We have made a deliberate decision to allocate a significant portion of our treasury to FET tokens, recognizing the transformative potential of decentralized AI and the Fetch.ai ecosystem. We believe that FET, as a leading AI digital asset, offers a compelling opportunity for capital appreciation given its foundational role in powering autonomous AI agents and its position within the rapidly expanding AI market.
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Long-Term Holding Horizon: Our primary intent is to hold FET tokens as a long-term strategic reserve asset. We are not engaging in short-term trading or speculative activities with our core treasury holdings. Our conviction is based on the anticipated growth and adoption of decentralized AI technologies over an extended period.
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Active Management and Monitoring: While our horizon is long-term, we will actively monitor market conditions, technological developments within the Fetch.ai ecosystem, regulatory changes, and broader cryptocurrency market trends. This monitoring will inform any necessary adjustments to our strategy, including potential opportunities to acquire additional FET or, in unforeseen circumstances, to divest if fundamental changes undermine our investment thesis.
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Potential for Yield Generation: While not our immediate primary focus, we may explore opportunities to generate yield from our FET holdings through secure and reputable staking protocols or other decentralized finance (DeFi) mechanisms, provided such opportunities align with our risk tolerance and do not compromise the security or liquidity of our principal investment. Any such initiatives would be subject to thorough due diligence and risk assessment.
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Diversification within Digital Assets: While FET is our initial primary focus, we may consider diversifying our digital asset holdings in the future to include other promising AI-focused tokens or digital assets that meet our stringent criteria for fundamental strength, utility, and growth potential.
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Enhanced Shareholder Value: We intend to generate profit through this strategy by capitalizing on the anticipated appreciation in the value of FET tokens, thereby enhancing shareholder value. Our investment is premised on the belief that the intrinsic utility and adoption of the Fetch.ai platform will drive demand and increase the market price of FET over time.

FET Custody Arrangements

The custody arrangements for our FET holdings are designed to ensure the highest level of security and mitigate risks associated with digital asset storage. We utilize BitGo, a global leader in digital asset custody solutions.

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Institutional-Grade Security: BitGo provides institutional-grade custody services, which typically include multi-signature wallets, cold storage solutions (offline storage of private keys), and robust internal controls and security protocols.
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Multi-Signature Wallets: Our FET tokens are held in multi-signature wallets, requiring multiple pre-approved keys to authorize any transaction. This prevents any single point of failure and significantly reduces the risk of unauthorized access.
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Insurance: BitGo offers insurance coverage for assets held in their custody, providing an additional layer of protection against certain risks, such as theft or loss due to security breaches within their systems. We have reviewed the terms of such coverage to understand its scope and limitations.
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Regulatory Compliance: BitGo is a regulated entity, which provides an additional level of assurance regarding their operational standards and commitment to compliance with relevant financial regulations.

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Segregation of Assets: Our assets are segregated within BitGo's custody system, ensuring that our holdings are clearly identifiable and distinct from other clients' assets.

We regularly review our custody arrangements and the security practices of our chosen custodian to ensure they meet our stringent requirements for the safeguarding of our digital assets.

Factors Affecting Our Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including the following:

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We have a limited operating history; and our past financial results may not be a reliable indicator of our ability to successfully establish our product and service offerings in the marketplace, or of our future performance, and our revenue growth rate is likely to slow as our business matures.
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We derive a significant majority of our revenue from sales of our Forme Studio and Forme Lift equipment and if sales of our Forme Studio and Forme Lift equipment decline, it would materially and negatively affect our future revenue and results of operations.
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Our membership revenue is largely dependent on our ability to sell our Forme Studio equipment and if sales of our Forme Studio equipment decline, our membership revenue would decline, and it would materially and negatively affect our future revenue and results of operations. Similarly, we may be unable to attract and retain members, which could have an adverse effect on our business and rate of growth.
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If we fail to compete successfully against existing and future competitors, we may fail to obtain a meaningful market share, which in turn would harm our business, financial condition, and results of operations.
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Increases in component and equipment costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and negatively impact our business, financial condition, and results of operations.
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The sufficiency of our liquidity and capital resources, and our ability to obtain additional funding as needed for our operations and to execute on our strategy.
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Our ability to execute or realize the anticipated benefits of any strategic acquisition or transaction.
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If the FET tokens do not rise in value, it would materially and negatively affect our results of operations.

We have experienced, and expect to continue to experience, some disruptions to parts of our supply chain, including procuring necessary components or parts in a timely fashion, with suppliers increasing lead times or placing products on allocation and raising prices. In addition, disruptions to commercial transportation infrastructure have increased delivery times for materials and components or parts of our fitness equipment, and has impacted, and could in the future impact, our ability to timely deliver our products to customers. These supply chain disruptions have not materially affected our business outlook and goals or our operating results, including our sales, revenue, or liquidity or capital resources, and we have not implemented any mitigation efforts to date as a result. However, we cannot predict the impact to us of any future or prolonged supply chain disruptions or any mitigation efforts we may take going forward. For example, as a result of these supply chain disruptions, we may be required to increase customer order lead times and place some products on allocation. In addition, we may consider additional or alternative third-party manufacturing and logistics providers or suppliers. Such mitigation efforts may result in cost increases and any attempts to offset such increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation. Further, if we were to elect to transition or add manufacturing or logistics providers or suppliers, it may result in temporary or additional delays in product delivery or risks related to consistent product quality or reliability. This in turn may limit our ability to fulfill customer orders and we may be unable to satisfy all of the demand for our products. We may in the future also purchase components further in advance, which in return can result in less capital being allocated to other activities such as marketing and other business needs. We cannot quantify the impact of such disruptions at this time or predict the impact of any mitigation efforts we may take in response to supply chain disruptions on our business, financial condition, and results of operations.

In addition, customer demand for our products may be impacted by weak economic conditions, inflation, weak growth, recession, equity market volatility, or other negative economic factors in the United States or other nations. The United States has recently experienced historically high levels of inflation. If the inflation rate continues to increase, it will likely affect our expenses, including, but not limited to, employee compensation expenses, increased manufacturing and supplier costs, and increasing market prices of certain components, parts, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. These components, parts, supplies, and commodities may from time to time become restricted, or general market factors and conditions may affect pricing of such components, parts, supplies and commodities, such as inflation or supply chain constraints. Given our limited operating history, we cannot predict how ongoing or increasing recessionary or inflationary pressures may impact our business, financial condition, and results of operations in the future.

Corporate Information

We were incorporated in Delaware on May 8, 2017. Our principal executive offices are located at 1005 Congress Avenue, Suite 925, Austin, Texas 78701 and our phone number is (512) 885-0035. Our principal website is interactivestrength.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase the securities offered hereby.

Recent Developments

Reverse Stock Split

On June 26, 2025, the Company, filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share, at a rate of 1-for-10 (the “Reverse Stock Split”), effective on June 26, 2025.

The Reverse Stock Split decreased the number of shares of Common Stock issued and outstanding from 14,091,197 shares to 1,409,047 shares. Accordingly, each holder of Common Stock now owns fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split affected all holders of Common Stock uniformly and did not affect any stockholder’s percentage ownership interest in the Company. Therefore, voting rights and other rights and preferences of the holders of Common Stock were not affected by the Reverse Stock Split. Common stock issued pursuant to the Reverse Stock Split remains fully paid and nonassessable, without any change in the par value per share. Pursuant to the Charter Amendment, no fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares received cash for each fraction of a share they hold.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market on June 27, 2025. The trading symbol for Common Stock remains “TRNR.” The new CUSIP number for Common Stock following the Reverse Stock Split is 45840Y401.

Our periodic and current reports that are incorporated by reference, and all other documents that were filed prior to June 27, 2025, do not give effect to the Reverse Stock Split. The following selected “previously reported” information has been derived from our audited financial statements included in our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the SEC on March 31, 2025 and April 30, 2025, and our unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 19, 2025. The “post Reverse Split” information below recasts the “previously reported” share and per share information to reflect the June 26, 2025 1 for 10 Reverse Stock Split, discussed elsewhere in the registration statement.

	Twelve Months Ended December 31,		Three Months Ended March 31,
	2024	2023	2025	2024

Weighted average common stock outstanding—basic and diluted - previously reported	213,945	3,092	3,804,106	4,249
Weighted average common stock outstanding—basic and diluted - post Reverse Split	21,395	309	380,411	425
Net loss per share - basic and diluted - previously reported	$(163.28)	$(16,614.85)	$(1.74)	$(2,681.82)
Net loss per share - basic and diluted - post Reverse Split	$(1,632.85)	$(166,148.47)	$(17.36)	$(26,818.17)

	As of December 31,	As of December 31,	As of March 31,
	2024	2023	2025

Common stock issued and outstanding- previously reported	1,402,102	3,548	7,953,570
Common stock issued and outstanding - post Reverse Split	140,210	355	795,357

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors described below and those risks incorporated by reference to our most recent Annual Report on Form 10-K and any Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Company

Investing in and holding FET tokens involves significant risks, many of which are inherent to cryptocurrency and decentralized AI technologies.

Investing in and holding FET tokens involves significant risks, many of which are inherent to cryptocurrency and decentralized AI technologies, including the following:

Extreme Volatility and Price Fluctuations: The price of FET tokens is highly volatile and has experienced significant fluctuations in the past. This volatility is influenced by factors such as overall cryptocurrency market trends, regulatory developments, technological advancements within the AI and blockchain sectors, and specific developments within the Artificial Superintelligence Alliance ecosystem. There is no assurance that the value of FET tokens will increase, and their value could decline significantly or become worthless.

Regulatory Uncertainty: The regulatory landscape for cryptocurrencies and digital assets, including utility tokens like FET, is still evolving and varies significantly across jurisdictions. New regulations or governmental actions in the United States or other countries could adversely affect the legality, market price, or liquidity of FET tokens, potentially leading to a prohibition on their use or ownership.

Competition and Market Adoption: The decentralized AI and blockchain sectors are highly competitive. The success and value of FET tokens depend on the widespread adoption and utilization of the Fetch.ai platform and its AI agents. Competition from other projects or technologies could limit the growth and utility of the FET ecosystem.

Technology Risks and Security Vulnerabilities: The Fetch.ai platform relies on complex blockchain and AI technologies, which may contain undiscovered bugs, vulnerabilities, or errors. Exploits of such vulnerabilities could lead to loss of FET tokens, disruption of the network, or other adverse effects. The underlying smart contracts and blockchain infrastructure are also subject to security risks, including hacking, cyberattacks, and consensus attacks.

Limited Liquidity and Market Manipulation: While FET tokens are traded on various exchanges, there may be periods of limited liquidity, making it difficult to buy or sell large quantities without significantly impacting the price. Furthermore, the cryptocurrency market is susceptible to manipulation, including "pump and dump" schemes and other illicit activities, which could artificially inflate or deflate the price of FET tokens.

Dependence on Key Personnel and Community Support: The development and ongoing success of the Artificial Superintelligence Alliance ecosystem are heavily reliant on its core development team, community engagement, and strategic partnerships. The departure of key personnel or a decline in community support could negatively impact the project's progress and the value of FET tokens.

Loss of Private Keys and Custody Risks: The security of FET tokens depends on the owner's ability to securely manage their private keys. If private keys are lost, stolen, or compromised, the FET tokens associated with those keys may be irrevocably lost. Custody arrangements, while designed to be secure, are not without risk, and any failure in our custody provider's systems could result in a loss of our FET holdings.

Uncertainty of Future Development and Utility: While Fetch.ai has outlined various use cases for FET, the actualization and broad adoption of these functionalities are subject to numerous uncertainties, including technological hurdles, market acceptance, and the ability to attract developers and users to the ecosystem. If the envisioned utility does not materialize as expected, the value of FET tokens could suffer.

Our treasury strategy exposes us to various risks associated with the digital asset market.

Our treasury strategy exposes us to various risks associated with the digital asset market, including the following:

Digital Asset Market Risk: Our treasury strategy is highly exposed to the inherent volatility and speculative nature of the digital asset market. The value of FET tokens, and by extension, our treasury, can fluctuate wildly and rapidly due to various factors, including market sentiment, technological developments, regulatory changes, macroeconomic conditions, and unexpected events. We may incur significant losses if the market price of FET tokens declines, which could materially and adversely impact our financial condition and operating results.

Concentration Risk in FET: Our treasury strategy currently involves significant concentration in a single digital asset, FET. While we believe in the long-term potential of Fetch.ai, this concentration amplifies the impact of any adverse developments specific to the FET token or the Fetch.ai ecosystem. A decline in the perceived value, utility, or adoption of FET could have a disproportionately negative effect on our treasury.

Custody Risk: Although we utilize a reputable institutional custodian, BitGo, there is always a risk that our digital assets could be lost, stolen, or become inaccessible due to a security breach, operational failure, or other unforeseen events at the custodian. While insurance may provide some coverage, it may not cover all potential losses.

Regulatory Scrutiny and Future Restrictions: Governments and regulatory bodies worldwide are increasingly scrutinizing digital asset activities. Our treasury strategy could be adversely affected by new laws, regulations, or interpretations that restrict or prohibit the holding, trading, or use of digital assets, including FET. Such regulatory changes could render our holdings illiquid or subject to significant restrictions, potentially impairing our ability to realize value from our investment.

Accounting and Tax Complexity: The accounting treatment and tax implications of holding digital assets as treasury reserves are complex and subject to evolving guidance. Changes in accounting standards or tax laws could require us to revalue our digital asset holdings or incur significant tax liabilities, which could adversely affect our financial statements and profitability.

Reputational Risk: Negative public perception or unforeseen events related to the broader cryptocurrency industry or specific to Fetch.ai could damage our reputation and adversely affect our business and stock price.

Our issuance of convertible debt exposes us to various risks on dilution of our existing stockholders, downward pressure on stock price, impact on future financing and investor confidence.

Our issuance of convertible debt exposes us to various risks, including the following:

Dilution Risk to Existing Shareholders: Our issuance of convertible debt, which may be converted into shares of our common stock, poses a significant risk of dilution to our existing shareholders. Upon conversion, new shares will be issued, increasing the total number of outstanding shares and potentially decreasing the voting power of current shareholders. The extent of dilution will depend on the conversion price and the amount of debt converted.

Downward Pressure on Stock Price: The potential for future dilution from the conversion of debt can create downward pressure on our stock price. Investors may anticipate the increased supply of shares, leading to a negative impact on market valuation.

Impact on Future Financing: The existence of convertible debt on our balance sheet, and the potential for future dilution, may make it more difficult or expensive for us to raise additional capital through equity or debt offerings in the future. Potential investors may be wary of the existing conversion rights or the perceived debt burden.

Market Perception and Investor Confidence: The market's perception of our financial health and growth prospects can be influenced by our capital structure, including the amount and terms of our convertible debt. Negative perceptions could impact investor confidence and our stock valuation.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and of the Delaware General Corporation Law (“DGCL”). This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL. Unless otherwise indicated, all share numbers and per share totals have been adjusted to reflect the two reverse stock splits effected in 2024 and the 1 for 10 reverse stock split effected on June 27, 2025.

General

Our authorized capital stock consists of 900,000,000 shares of Common Stock and 200,000,000 shares of preferred stock, $0.0001 par value per share. All of our outstanding shares of Common Stock are fully paid and nonassessable.

In January 2024, the Company’s Board of Directors (the “Board”) authorized the proposed issuance of shares of non-voting Series A and Series B convertible preferred stock. The Series A Convertible Preferred Stock Certificate of Designation, as amended (the “Series A Certificate”), designated 10,000,000 shares of the Company’s preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Series B Convertible Preferred Stock Certificate of Designation (the “Series B Certificate”) designated 1,500,000 shares of the Company’s preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). In September 2024, the Board authorized the proposed issuance of shares of non-voting Series C convertible preferred stock. The Series A Convertible Preferred Stock Certificate of Designation (the “Series C Certificate”) designated 5,000,000 shares of the Company’s preferred stock as Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The remaining unissued shares of our authorized preferred stock are undesignated. On April 18, 2024, the Series A Certificate was amended increasing designated shares from 5,000,000 to 7,000,000. On June 28, 2024 the Series A Certificate was amended increasing designated shares from 7,000,000 to 10,000,000. In June 2025, the Board authorized the proposed issuance of shares of non-voting Series LTI convertible preferred stock. The Series LTI Convertible Preferred Stock Certificate of Designation (the “Series LTI Certificate”) designated 5,000,000 shares of the Company’s preferred stock as Series LTI Convertible Preferred Stock (the “Series LTI Preferred Stock”). In June 2025, the Board of Directors of the Company approved the Certificate of Designations of Series E Convertible Preferred Stock. The Series E Certificate designated 1,300,000 shares of the Company’s authorized preferred stock as Series E Convertible Preferred Stock.

As of July 25, 2025, there were 1,519,418 shares of Common Stock issued and outstanding held by approximately 20 holders of record.

As of July 25, 2025, there were 4,799,867 shares of Series A Preferred Stock outstanding held by 11 holders.

As of July 25, 2025, there were 408,775 shares of Series B Preferred Stock outstanding held by 37 holders.

As of July 25, 2025, there were 1,210,155 shares of Series C Preferred Stock outstanding held by 1 holders.

As of July 25, 2025, there were 1,250,000 shares of Series LTI Preferred Stock outstanding held by 7 holders.

As of July 25, 2025, there were 1,300,000 shares of Series LTI Preferred Stock outstanding held by 7 holders.

Voting

Our Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

There are no preemptive, redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control that may otherwise benefit holders of the Common Stock and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.

Series A Preferred Stock

The Series A Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share issuance caps, as described below and as set forth in the Series A Certificate. The Series A Preferred Stock can be issued at any time and any subsequent mandatory or voluntary conversion into common stock shall be at a conversion price at least equal to or above the closing price per share of the Common Stock as reported on Nasdaq on the last trading day immediately preceding the date that the Series A Certificate was approved by our Board, subject to customary adjustments for stock splits and combinations.

As of July 25, 2025, the conversion price of the Series A Preferred Stock is $9.457.

The Series A Preferred Stock includes the following:

•
Subject to certain restrictions specified in the Series A Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series A Preferred Stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 12 months following the Original Issuance Date (as defined in the Series A Certificate), into such whole number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price (as defined in the Series A Certificate) by the Conversion Price (as defined in the Series A Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series A Certificate) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of common stock;
•
In no event shall any share of Series A Preferred Stock convert into shares of common stock if the total number of shares of common stock issued would exceed 19.99% of the total number of our shares of common stock outstanding as of immediately prior to the adoption of the Series A Certificate;

•
Dividends accrue on each share of Series A Preferred Stock at the rate per annum of 8% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series A Certificate; and
•
The Series A Preferred Stock does not have any voting rights, other than any vote required by law or our certificate of incorporation (which does not currently provide for any such voting rights).

Series B Preferred Stock

As of July 25, 2025, the conversion price of the Series B Preferred Stock is $32,827.00.

The Series B Preferred Stock includes the following:

•
Subject to certain restrictions specified in the Series B Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series B Preferred Stock is convertible, at the option of the holder, at any time, into such whole number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price (as defined in the Series B Certificate) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion.
•
The Series B Preferred Stock does not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and is not entitled to any dividends.

Series C Preferred Stock

As of July 25, 2025, the conversion price of the Series C Preferred Stock is $32.50.

The Series C Preferred Stock includes the following:

•
Subject to certain restrictions specified in the Series C Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series C Preferred Stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 18 months following the Original Issuance Date (as defined in the Series C Certificate), into such whole number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price (as defined in the Series C Certificate) by the Conversion Price (as defined in the Series C Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series C Certificate) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of common stock;
•
In the event that stockholder approval is not obtained, the holders of the Series C Preferred Stock may voluntarily convert the Series C Preferred Stock, provided that in no event shall the number of shares of Common Stock issued upon such voluntary conversion exceed 19.99% of the total number of shares of Common Stock outstanding as of immediately prior to the Effective Date (as defined in the Series C Certificate);
•
Dividends accrue on each share of Series C Preferred Stock at the rate per annum of 15% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series C Certificate; and
•
The Series C Preferred Stock does not have any voting rights, other than any vote required by law or our certificate of incorporation (which does not currently provide for any such voting rights).

Series LTI Preferred Stock

As of July 25, 2025, the conversion price of the Series LTI Preferred Stock is $10.60.

The Series LTI Preferred Stock includes the following:

•
Subject to certain restrictions specified in the Series LTI Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series LTI Preferred Stock is convertible, at the option of the holder, at any time, after June 6, 2026 (as defined in the Series LTI Certificate), into such whole number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price (as defined in the Series LTI Certificate) by the Conversion Price (as defined in the Series LTI Certificate) in effect at the time of conversion;
•
If required by the applicable Nasdaq listing requirements, no holder of LTI Preferred Stock shall have the right to convert any shares of LTI Preferred Stock, without the consent of a majority of the total votes cast on a proposal with regard thereto voted on a duly called shareholder meeting with the necessary quorum of shareholders represented. If such stockholder approval is not obtained on or before June 6, 2026, the Company will redeem each share of the LTI Preferred Stock for cash at a redemption price equal to the Original Issue Price.
•
Dividends accrue on each share of Series LTI Preferred Stock at the rate per annum of 10% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series LTI Certificate. Accruing dividends shall only be payable to an eligible holder of LTI Preferred Stock to the extent that such holder, on each dividend payment date, is still on the Board of Directors of the Company or, solely in the case of executives who are not members of the Board of Directors of the Company, only to the extent such holder, on each dividend payment date, has not resigned their position; and
•
The Series LTI Preferred Stock does not have any voting rights, other than any vote required by law or our certificate of incorporation (which does not currently provide for any such voting rights). The LTI Preferred Stock is only issuable to certain executive officers and non-executive directors of the Company.

Series E Preferred Stock

The Series E Preferred Stock includes the following:

•
Subject to certain restrictions specified in the Series E Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, on June 15, 2026 (the “Mandatory Conversion Date”), all outstanding shares of Series E Preferred Stock shall automatically be converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price (as defined in the Series E Certificate) by the Conversion Price (as defined in the Series E Certificate).
•
Pursuant to the Series E Certificate, without stockholder approval at a meeting to take place before the Mandatory Conversion Date, no holder of Series E Preferred Stock shall have the right to convert any shares of Series E Preferred Stock, if (A) (i) such shares of Series E Preferred Stock were issued in connection with the Company’s acquisition of the stock or assets of another company (an “Acquisition”), and (ii) such conversion would result in the total number of shares of Common Stock issued in connection with such Acquisition (including any shares of Common Stock previously issued in connection with the Acquisition, whether in connection with a prior conversion of shares of Series E Preferred Stock or otherwise) exceeding the lesser of (i) 19.99% of the number of shares of Common Stock outstanding or (ii) 19.99% of the voting power outstanding, before the closing date of the Acquisition (the “Nasdaq Percentage Limitation”); (B) the number of shares of Common Stock issued or to be issued is or will result in a change of control of the Company under the Nasdaq listing requirements; or (C) such conversion would otherwise require stockholder approval under the Nasdaq listing requirements, including Nasdaq Listing Rule 5635. If the requisite stockholder approval is not obtained, the number of shares of Series E Preferred Stock equal, upon conversion into shares of Common Stock, to the Nasdaq Percentage Limitation, shall, on the Mandatory Conversion Date, be automatically converted into such number of shares of Common Stock.

•
The Series E Preferred Stock does not have any voting rights other than those required by law or the Company’s Certificate of Incorporation, as amended.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Stock Options

As of July 25, 2025, there were 80 shares of common stock subject to outstanding options.

Warrants and Convertible Notes

As of July 25, 2025, there were 1,102,637 outstanding warrants.

Convertible Notes

February 2024 Convertible Notes

On February 1, 2024, the Company entered into a Senior Secured Convertible Promissory Note (the "February 2024 Convertible Note") with Treadway Holdings LLC, a lender, in the aggregate principal amount of $6.0 million, which is convertible into shares of Common Stock. The note accrues interest at a rate of 2.0% per month.

In November 2024, the Company and Treadway Holdings LLC entered into an Amended and Restated Senior Secured Convertible Promissory Note (the “Amended and Restated Note”) that amended and restated the February 2024 Convertible Note in its entirety.

On January 14, 2025, Treadway Holdings LLC sold the Amended and Restated Note to Woodway USA, Inc. (the “Purchaser”). On March 3, 2025, the Purchaser sold the Amended and Restated Note to TR Opportunities II LLC.

As of July 25, 2025, the maturity date of the Amended and Restated Note is January 30, 2026, the principal balance is $1.9 million, and the conversion price is $11.00.

January 2025 Convertible Notes

On January 28, 2025, the Company sold a senior secured convertible note (the “January 2025 Convertible Notes”) in the aggregate principal amount of $3.3 million, which is convertible into shares of Common Stock. The January 2025 Convertible Notes carries an original issue discount of 10.0% and accrues interest at a rate of 12% per annum, subject to adjustment from time to time as set forth in the agreement with a maturity date of January 24, 2028.

As of July 25, 2025, the principal balance of the January 2025 Convertible Notes is $1.6 million and the conversion price is $5.42.

March 2025 Convertible Notes

On March 11, 2025, the Company sold a senior secured convertible note (the “March 2025 Convertible Notes”) in the aggregate principal amount of $4.0 million, which is convertible into shares of Common Stock. The March 2025 Convertible Notes carries an original issue discount of 10.0% and accrues interest at a rate of 12% per annum, subject to adjustment from time to time as set forth in the agreement with a maturity date of January 24, 2028.

As of July 25, 2025, the principal balance of the March 2025 Convertible Notes is $0.1 million and the conversion price is $5.42.

June 2025 Senior Secured Convertible Exchangeable Notes

On June 10, 2025, the Company and its wholly-owned subsidiary, Interactive Strength Treasury LLC (the “Treasury Subsidiary”), entered into that certain securities purchase agreement (the “Purchase Agreement”) with an entity affiliated with ATW Partners and an entity affiliated with DWF Labs (collectively, the “Investors”).

Pursuant to the Purchase Agreement, the Company and the Treasury Subsidiary (collectively, the “Borrowers”) sold and the Investors purchased, for $50 million (the “Initial Purchase Price”), senior secured convertible exchangeable notes issued by the Borrowers (the “Initial Notes”) in the aggregate principal amount of $55,555,555, which is both (a) convertible into shares of Common Stock and (b) exchangeable into FET tokens.

In addition, pursuant to the Purchase Agreement, each Investor, severally, has the right to require the Borrowers to issue additional senior secured convertible exchangeable notes, up to an aggregate principal amount of an additional $444,444,445 (the “Additional Notes” and, together with the Initial Notes, the “Convertible Exchangeable Notes”).

The Convertible Exchangeable Notes carry an original issue discount of ten percent (10%) and accrue interest at a rate of twelve percent (12%) per annum. The maturity date of the Convertible Exchangeable Notes will be the eighteen (18) month anniversary of the issuance date.

Starting on the six-month anniversary of the issuance of a Convertible Exchangeable Note, ninety percent (90%) of the outstanding and unpaid original principal is exchangeable into FET tokens subject to a limitation of ninety-five percent (95%) of the FET tokens the Company acquired and an exchange price of one hundred twenty percent (120%) of the weighted average purchase price of the FET tokens acquired in connection with the proceeds of the closing in which the applicable Convertible Exchangeable Note being exchanged was issued. No subsequently issued Convertible Exchangeable Note is exchangeable until all previously issued Convertible Exchangeable Notes are no longer outstanding.

As of July 25, 2025, the principal balance of the Initial Note is $55.6 million and the conversion price is $9.457.

July 2025 Convertible Notes

On July 25, 2025, the Company sold a senior secured convertible note (the “July 2025 Convertible Notes”) in the aggregate principal amount of $3.0 million, which is convertible into shares of Common Stock. The July 2025 Convertible Notes carries an original issue discount of 10.0% and accrues interest at a rate of 12% per annum, subject to adjustment from time to time as set forth in the agreement with a maturity date of July 25, 2028.

As of July 25, 2025, the principal balance of the July 2025 Convertible Notes is $3.0 million and the conversion price is $5.42.

Certain Provisions of Our Certificate of Incorporation, Our Bylaws, and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the Board of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned (a) by persons who are directors and also officers, and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
upon or subsequent to the consummation of the transaction, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder;
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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by the majority of our Board, Chairperson of our Board or our Chief Executive Officer.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board is divided into three classes with staggered three-year terms.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors constituting our Board will be permitted to be set only by a resolution adopted by a majority vote of the members of our Board then in office, and that our directors may be removed only for cause. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that vacancies occurring on our Board and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our Board, even though less than a quorum. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our

Board is expressly authorized to adopt, amend, or repeal our bylaws, and require a 66 2/3% stockholder vote to amend our bylaws and certain provisions of our certificate of incorporation.

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The foregoing provisions will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Choice of Forum

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine (collectively, the “Delaware Forum Provision”). In addition, our amended and restated certificate of incorporation and our amended and restated bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of this provision is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in our Common Stock. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the Delaware Forum Provision does not designate the Court of Chancery as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in such instances.

Any person or entity purchasing or otherwise acquiring any interest in our capital stock shall be deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision described above. We have provided disclosure in our filings with the SEC regarding the exclusive forum provisions in our amended and restated certificate of incorporation and our amended and restated bylaws (including that they will not apply to actions brought under the Exchange Act). The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. See “Risk Factors -Our amended and restated certificate of incorporation and amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and provides that federal district courts will be the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain what they believe to be a favorable judicial forum for disputes with us or our directors, officers, or other employees.”

Listing

The Common Stock is listed on the Nasdaq Stock Market under the symbol “TRNR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, NY 10005 and the telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
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any limit on the aggregate principal amount of the debt securities;
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whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
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whether the debt securities will be secured or unsecured;
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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
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the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
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whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
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the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
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if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
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whether the debt securities may be issuable in tranches;
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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into Common Stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
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if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
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any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
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any deletions from, modifications of or additions to the covenants with respect to the debt securities;
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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
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whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

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the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
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we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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a change in the stated maturity date of any payment of principal or interest;
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a reduction in the principal amount of or interest on any debt securities;
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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
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a change in the currency in which any payment on the debt securities is payable;
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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

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waive compliance by us with certain restrictive provisions of the indenture; and
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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

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failure to pay interest on any debt security for 30 days after the payment is due;
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failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
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failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
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certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

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conducting any proceeding for any remedy available to the trustee; or
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exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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the holder has previously given the trustee written notice of a continuing event of default;
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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
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the trustee has not started such proceeding within 60 days after receiving the request; and
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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

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we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable; or
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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
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rights of registration of transfer and exchange, and our right of optional redemption;
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substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
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rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
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the rights, obligations and immunities of the trustee under the indenture; and
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the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

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to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

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payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise);
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the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions;
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rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and
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continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of Common Stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the offering price and aggregate number of warrants offered;
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the currency for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
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in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
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the terms of any rights to redeem or call the warrants;
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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreement and warrants may be modified;
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certain United States federal income tax consequences of holding or exercising the warrants;
•
the terms of the securities issuable upon exercise of the warrants; and
•
any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Common Stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•
the date of determining the stockholders entitled to the rights distribution;
•
the aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;
•
the exercise price;
•
the aggregate number of rights issued;
•
whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•
the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•
the method by which holders of rights will be entitled to exercise;
•
the conditions to the completion of the offering;
•
the withdrawal, termination and cancellation rights;
•
whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;
•
whether stockholders are entitled to oversubscription right;
•
any U.S. federal income tax considerations; and

•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;
•
identification and description of the separate constituent securities comprising the units;
•
the price or prices at which the units will be issued;
•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
a discussion of certain United States federal income tax considerations applicable to the units; and
•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices; or
•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Interactive Strength Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Interactive Strength Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$38,275
FINRA filing fee		37,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky, qualification fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•
transaction from which the director derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends or redemption or repurchase of shares; or
•
breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Under the Registrant’s amended and restated bylaws, expenses incurred by any director or officers in defending any such action, suit, or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant, as long as such undertaking remains required by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock repurchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, the Registrant has entered into indemnification agreements with each of its directors and officers that require the Registrant, among other things, to indemnify its directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. Under these agreements, the Registrant is not required to provide indemnification for certain matters. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has entered into an insurance policy that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index below.

Exhibit No.	Exhibit Description
3.1

Certificate of Designation of Series A Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 8, 2024)

3.2

Certificate of Designation of Series B Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 7, 2024)

3.3

Certificate of Designation of Series C Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 1, 2024)

3.4

Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 14, 2024)

3.5

Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 13, 2024)

3.6

Amended and Restated Certificate of Designation of Series C Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 21, 2025)

3.7

Certificate of Designation of Series LTI Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 12, 2025)

3.8

Certificate of Designation of Series E Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 2, 2025)

4.1**	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness
4.2***	Form of Warrant Agreement
4.3***	Form of Unit Agreement
4.4***	Form of Rights Agreement
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
25.1+	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indentures filed herewith.
107*	Filing Fee Table

* Filed Herewith.

** Previously filed.

*** To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

+ To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)The undersigned Registrant hereby undertakes:

(i)That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on August 4, 2025.

Interactive Strength Inc.

By:	/s/ Trent A. Ward
Name:	Trent A. Ward
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Trent A. Ward	Chief Executive Officer	August 4, 2025
Trent A. Ward	(Principal Executive Officer)

/s/ Michael J. Madigan	Chief Financial Officer	August 4, 2025
Michael J. Madigan	(Principal Financial and Accounting Officer)

*	Director	August 4, 2025
Kirsten Bartok Touw

*	Director	August 4, 2025
Aaron N. D. Weaver

*	Director	August 4, 2025
Deepak M. Mulchandani

*	Director	August 4, 2025
David Leis

*By:	/s/ Trent A. Ward
Trent A. Ward
Attorney-In-Fact